EXHIBIT 10.3
Execution Version

Comverse Technology, Inc.
2011 Stock Incentive Compensation Plan
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is made effective as of May 21, 2012 (the “Date of Grant”) by and between Comverse Technology, Inc., a New York corporation (with any successor, the “Company”), and Philippe Tartavull (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the Comverse Technology, Inc. 2011 Stock Incentive Compensation Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of the Option.

(a)The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 788,644 Shares, subject to adjustment as set forth in the Plan. The Option is intended to be a Nonqualified Stock Option.

(b)The Company has announced its intention to distribute 100% of the shares of Comverse, Inc. (“CNS”) to its shareholders subject to certain conditions (the “Proposed Spinoff”).  Subject to the Committee's determination (and notice to the Participant), acting pursuant to its authority under Article 12 of the Plan, upon consummation of the Proposed Spinoff, to the extent that the Participant commences or continues to provide Continuous Service to CNS or its subsidiaries, the Option, to the extent then unexercised, will be replaced with an equivalent value award representing the right to receive common stock of CNS in settlement thereof on substantially similar terms and conditions, including vesting, granted under a stock incentive plan to be adopted by CNS.
2.Option Price. The purchase price of the Shares subject to the Option shall be $ 6.34 per Share (the “Option Price”), an amount equal to the closing price per Share as reported on the NASDAQ Global Select Market on the Date of Grant, subject to adjustment as set forth in the Plan.

3.Vesting.

(a)Except as otherwise provided in Section 4 hereof, the Option shall vest in equal installments on each of the first, second and third anniversaries of the Date of Grant, subject to the Participant's Continuous Service through the applicable vesting date. At any time, the portion of the Option which has become vested as described in Section 3 or Section 4 hereof is hereinafter referred to as the “Vested Portion.” The Vested Portion of the Option shall remain exercisable for the period set forth in Section 5.
(b)Notwithstanding any provision of Section 3(a) to the contrary, in the event of a Change of

Control, (i) if the continuing entity fails to assume or replace the Option with a new award of equivalent value and substantially equivalent terms, the Option shall become fully vested, and (ii) if the continuing entity assumes or replaces the Option with a new award of equivalent value and substantially equivalent terms, the vesting schedule of the Option shall not accelerate and the unvested portion of the Option shall be immediately forfeited upon any subsequent termination of Participant's Continuous Service unless otherwise provided in Section 4 hereof.

4.Forfeiture and Termination of Continuous Service.

(a)If the Participant's Continuous Service is terminated by the Company or one of its Subsidiaries without Cause, in the absence of a Change of Control, any portion of the Option that would have vested during the one (1) year period following the Participant's termination date (had the Participant's Continuous Service continued during such period) shall become immediately fully vested.

(b)If the Participant's Continuous Service is terminated (i) by the Company or one of its Subsidiaries without Cause either (A) prior to a Change of Control but in contemplation thereof, or (B) within twenty four (24) months following a Change of Control, (ii) by the Participant for Good Reason, or (iii) due to the Participant's death or Disability, the Option shall become immediately fully vested.

(c)If the Participant's Continuous Service is terminated for any reason other than as described in Section 4(a) or (b) hereof, the Option shall, to the extent not then vested, be immediately cancelled by the Company and forfeited without consideration.

(d) If the Participant's Continuous Service is terminated for Cause, the Vested Portion of the Option shall be immediately cancelled by the Company and forfeited without consideration.

(e)If the Participant's Continuous Service is terminated for any reason other than Cause, the Vested Portion of the Option shall remain exercisable for the period set forth in Section 5.

5.Exercise of Option.

(a)Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earlier to occur of:
(i)the 10th anniversary of the Date of Grant; and
(ii)the date that is one (1) year following termination of the Participant's Continuous Service for any reason other than Cause.
(b)Method of Exercise.

(i)The Participant or the Participant's representative may exercise the Vested Portion or any part thereof by giving written notice to the Company in the form attached hereto as Exhibit A (the “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be exercised. The aggregate Option Price may be paid in cash, its equivalent (e.g., by check, draft, money order, cashier's check or wire transfer payable to the Company) or any other form of payment permitted by the Committee in accordance with Section 6.5 of the Plan. Neither the Participant nor the Participant's representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given a Notice of Exercise of the Option, paid the Option Price in full for such Shares, become the record holder of such Shares/been issued certificates in the Participant's name (or the name of the Participant's representative, as applicable) representing such Shares and, if applicable, satisfied any other conditions imposed by the Committee pursuant to the Plan. In the event of the Participant's death, the Vested Portion shall be exercisable by the executor or administrator of the Participant's estate, or the person or persons to whom the Participant's rights under this Award Agreement shall pass by will or by the laws of descent and distribution as the case may be, during the period(s) set forth in this Section 5. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.
(ii)Notwithstanding any other provision of the Plan, this Award Agreement or the Employment Agreement to the contrary, the Option may not be exercised, in whole or in part, prior to the completion of any registration or qualification of the Option or the Shares under applicable securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
(iii)Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares.

6.No Right to Continued Service. The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the employment or service of the Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the employment or service of such Participant.

7.Securities Laws/Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants, as reasonably requested by the Company, which satisfies such requirements. Any certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.Transferability. The Option may not be assigned, alienated, pledged, attached, sold, transferred or encumbered by the Participant except in the event of the Participant's death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary or Affiliate. No transfer shall be permitted for value or consideration. Any permitted transfer of the Option to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

9.Adjustment of Option. Except as provided by Sections 1(b) and 3(b), adjustments to the Option shall be made in accordance with the terms of the Plan. Fractional shares shall not be issued and any rights thereto shall be forfeited without consideration.

10.Definitions. For purposes of this Award Agreement:
“Change of Control” shall have the meaning given to such term in the Plan; provided, however, that following consummation of the Spin Off, all references in such definition to “the Company” and “the Board” shall be deemed references to “CNS” and “the Board of Directors of CNS”. For the avoidance of doubt, the Spin Off shall not constitute a Change of Control.
“Employment Agreement” shall mean the employment agreement by and among the Company, CNS and the Participant, dated as of April 26, 2012, as may be amended from time to time.
“Disability” shall have the meaning given to such term in the Employment Agreement.
“Good Reason” shall have the meaning given to such term in the Employment Agreement.
11.Withholding. The Company shall have the power and the right to deduct or withhold automatically or require the Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement and the Plan. With respect to required withholding, the Participant may elect (subject to the Company's automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

12.Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: Corporate Secretary, at its principal executive office and to the Participant at the address that the Participant most recently provided to the Company.

13.Entire Agreement. This Award Agreement, the Plan, and for purposes of Section 10 only, the Employment Agreement, constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

14.Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

15.Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant's assigns and the legal representatives, heirs and legatees of the Participant's estate, whether or not any such person shall have become a party to this Award Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

16.Choice of Law; Jurisdiction; Waiver of Jury Trial. This Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction.

SUBJECT TO THE TERMS OF THIS AWARD AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AWARD AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT.
17.Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein, other than Section 10 hereof or in the Employment Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18.Amendment. The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time, subject to the terms of the Plan.

19.Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20.Headings. Section and sub-section headings are for convenient reference only and shall not control or affect the meaning of construction of any of its provisions.

21.Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.
COMVERSE TECHNOLOGY, INC.

By: /s/ Shefali Shah
Name: Shefali Shah
Title: Senior Vice President and General Counsel

Agreed and acknowledged as
of the date first above written:

/s/ Philippe Tartavull_____
Name: Philippe Tartavull

EXHIBIT A

Notice of Exercise

Comverse Technology, Inc.
810 Seventh Avenue
New York, New York 10019
Attention: Corporate Secretary                Date of Exercise: _________________

Ladies & Gentlemen:
1.    Exercise of Option. This constitutes notice to Comverse Technology, Inc. (the “Company”) that pursuant to my Nonqualified Stock Option Award Agreement, dated _________________ (the “Award Agreement”), I elect to purchase the number of Shares set forth below and for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the same.

Number of Shares as to
which the Option is exercised
(“Optioned Shares”):    ______________________________________

Optioned Shares to be
issued in name of:    ______________________________________

Total exercise price:    $_____________________________________

Cash payment
delivered herewith:    $_____________________________________

2.    Form of Payment. Forms of payment other than cash or its equivalent (e.g., by check, draft, money order, cashier's check or wire transfer payable to the Company) are permissible only to the extent approved by the Committee, in its discretion.
3.    Delivery of Payment. With this notice, I hereby deliver to the Company the full purchase price of the Optioned Shares and any and all withholding taxes due in connection with the exercise of my Option.
4.    Rights as Stockholder. While the Company will endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.
5.    Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.
6.    Entire Agreement. The Plan, the Award Agreement under which the Optioned Shares were granted and, for purposes of Section 10 of the Award Agreement only, the Employment Agreement are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof. In the event of a conflict between any term or provision contained herein or in the Employment Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

Very truly yours,
______________________________________

______________________________________
(social security number)